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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of American HomePatient, Inc. and subsidiaries on Form S-8 of our report dated March 20, 2003, relating to the consolidated financial statements of American HomePatient, Inc. and subsidiaries as of December 31, 2002 and for each of the two years in the period ended December 31, 2002 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002, described in Note 2; the Company's bankruptcy reorganization described in Note 3; and the Company's ability to continue as a going concern described in Note 4) appearing in the Annual Report on Form 10-K of American HomePatient, Inc. and subsidiaries for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP

Nashville Tennessee
July 27, 2004